Exhibit 99.1

Avista Corp. Business Update

March 2008

NYSE: AVA www.avistacorp.com

1

Company Overview

Headquartered in Spokane, Wash.

Core business is the utility

Generates, transmits and distributes electricity and distributes natural gas

Has one of the smallest carbon footprints in the United States

Non-regulated Subsidiary Advantage IQ

Provides utility, telecom and waste bill processing, payment and information services to multi-site companies

Utility Service Territory

2

2007 was a year of repositioning our Company …

? Washington General Rate Case Settlement on October 30, 2007

? New rates effective January 1, 2008

? Electric rate increase of $30.2 million

? Natural gas rate increase of $3.3 million

? 46.0% equity ratio and 10.2% ROE

? On June 30, 2007, sold substantially all of the contracts and ongoing operations of Avista Energy to Coral Energy

? Approximately $170 million in proceeds

? Purchased Power Agreement for 270 MW natural gas plant available January 1, 2010 through 2026

3

We expect significant improvement in 2008

? New rates effective January 1, 2008

? Reset the authorized power supply costs

? Hydro generation expected to be slightly above normal

? Moody’s and S&P recently upgraded our corporate credit rating to investment grade

? Decrease in interest expense

?? 273 million of 9.75% senior notes mature on June 1, 2008

? Capital budget continues to grow

? Approximately $200 million in 2008

? Quarterly dividend increase of 10%

4

AVISTA Corp.

The economy in our service territory is well diversified and continues to grow

- Healthcare, education, finance and tourism provide an important balance
- Strong commodity prices for wheat and metals have led to a resurgence in agriculture and mining



Coeur d'Alene/Kootenai County was the fastest growing metro area last year



Employment Growth
12 months ending December 2007
(over previous December 2006)
5%
4%
3%
2%
1%
0%
0.9%
2.0%
2.2%
1.4%
4.0%
U.S. Job Growth
State of Washington
Spokane MSA
State of Idaho
Coeur d'Alene MSA
Metropolitan Statistical Areas (MSA)

Eastern Washington and Northern Idaho continue to add workers at a rapid pace

5

Responsible Resources

6

Avista is Long Resources through 2010*

2008-2017

Annual Available Resource Capability (in aMW)

1,800 1,600 1,400 1,200 1,000 800 600 400 200 0

2008 2009 2010 2011 2012 2013 2014 2015 2016 2017

Peakers Gas Dispatch Contracts Base Thermal Hydro Load

*	Excludes new resources from the 2007 Integrated Resource Plan shown on next page.
7

2007 Integrated Resource Plan

? Preferred Resource Strategy by 2017

? 350 MW of natural gas-fired plants

? 300 MW of wind

? 87 MW of conservation

? 38 MW of hydro plant upgrades

? 34 MW of other renewables

Timing of Preferred Resource Strategy in MW

2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Total

CCCT 270 80 350 Wind 100 200 300 Conservation 6 7 7 7 9 10 10 10 10 11 87 Hydro Upgrades 9.5 9.5 9.5 9.5 38 Other Renewables 20 10 4 34

8

What Has Changed?

? Citizens Initiative 937 ?Renewables Mandate

? 3% Washington energy by 2012

? 9% Washington energy by 2016

? 15% Washington energy by 2020

? Western governors sign agreement to reduce greenhouse gases (Washington, California, Oregon, Arizona, New Mexico)

? Washington HB 6001 limiting emissions to gas plant (kills coal)

? Federal CO2 legislation in progress

? Avista develops global climate change policy (in draft stage)

? Higher capital costs for new generation

Year Avista’s Requirement to Meet Mandate (aMW)

2012 0.9

2013 1.3

2014 1.7

2015 1.4

2016 45.7

2017 47.3

2018 48.6

2019 49.5

2020 98.4

2008 Budgeted Utility Capital Expenditures

$200 million

Electric T&D $46.4

Other $22.7

IS/IT $12.6

Growth $43.0

Generation $26.4

Gas $20.9

Environmental $8.5

AMR $5.0

JP Gas Storage Expansion $14.5

11 2009-2010 Forecasted Utility Capital Expenditures $225 $200 $175 $150 $125 $100 $75 $50 $25 $0

Environmental Generation IS/IT

Electric T&D

Gas Growth Other

2009 2010

(in millions)

Avista Utilities Regulatory Update

Rate Base*

Washington Idaho Oregon Electric Gas Electric Gas Gas $890 million $151 million $502 million $73 million $89 million

Jurisdiction and Service Rate of Return Authorized Return on Equity Common Equity Level

Washington Electric and Natural Gas

8.20% 10.20% 46.00%

(implemented in January 2008)

Idaho Electric and Natural Gas

9.25% 10.40% 42.59%

(implemented in September 2004)

Oregon Natural Gas

8.20% 10.00% 50.00%

(settlement reached on February 22, 2008)

*	Rate base as of 12/31/07

Oregon Gas General Rate Case

? Filed October 12, 2007

? All-party settlement agreement reached on February 22, 2008

? Increase will be implemented in two steps resulting in a total of $2.28 million

?? 866,000 in April 2008

? Approximately $1.42 million in November 2008 based on completion of certain capital projects

Original Request Settlement Agreement

Amount $3.0 M $2.28 M

% increase 2.3% 1.82%

Rate of return 8.98% 8.2%

Return on equity 11.0% 10.0%

Common equity ratio 51.2% 50.0%

Washington Electric and Gas General Rate Case

Filed March 4, 2008 Electric Natural Gas

Amount $36.6 m $6.6 m % Increase 9.2% 3.3% Rate of Return 8.4% 8.4% Return on Equity 10.8% 10.8% Common Equity Ratio 46.3% 46.3%

Primary Electric Revenue Requirement Factors

Production & Transmission Expense 21%

Increased Loads

Mid Columbia Purchase Expenses

Colstrip & Kettle Falls Thermal Fuel Expenses

Increased Net Plant Investment (1) 36%

Hydro Relicensing & Compliance Issues 30%

Spokane River Relicensing

Montana Riverbed lease Settlement

Distribution & Other Expense 13%

Distribution Operation & Maintenance Costs Administrative & General Expenses

(1)	Includes return on investment, depreciation and taxes, offset by the tax benefit of interest

Advantage IQ

Advantage IQ

Analyzes utility usage and provides cost-management services for national, multi-site customers

Management services include electricity, natural gas, water/sewer, waste and telecom expenses

Manage over $12.0B in expenses for 400+ clients

Currently process and pay 620,000 bills per month, supporting 203,000+ sites nationwide

? Airlines

? Banking/Finance

? Big Box Retail

? Casual Dining

? Commercial

? Communications

? Convenience Stores

? Education ? Entertainment

? Fast Food

? Government

? Grocery

? Hospitality

? Industrial

? Medium Box Retail

? Small Box Retail

Financial Information

Net Income

$7,000 $6,000

$5,000 thousands) $4,000

$3,000 $

($ 2,000

$1,000 $0

2004 2005 2006 2007

Revenue

$50,000 $45,000 $40,000 $35,000 thousands) $30,000 $25,000 $20,000 $

($ 15,000 $10,000 $5,000 $0

2004 2005 2006 2007

Financial

Investment Grade Credit Rating

Standard & Poor’s Moody’s Fitch, Inc.

Corporate/Issuer Rating BBB- Baa3 BB+

Senior Secured Debt BBB+ Baa2 BBB Senior Unsecured Debt BBB- Baa3 BBB-

? Standard & Poor’s upgraded corporate credit rating and senior unsecured debt from BB+ to BBB- on February 7, 2008

? Upgraded Senior Secured from BBB- to BBB+ in September 2007

? On December 20, 2007, received upgrade from Moody’s Investors Service

Financing Summary

Debt Maturity Profile

$450 $273 million of 9.75% $400 notes mature June 2008 $350

$300 $250

$200 $150

$100 $50

$0

08 09 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 32 33 34 35 36 37

AVA Dividend Payment History

$0.170 $0.165

$0.160

$0.12 per share $0.150 $0.150 dividend initially paid Dec. 15, 1998 $0.145 $0.140 $0.140 $0.135 $0.130 $0.130 $0.125 $0.12 $0.120

$0.110

$0.100

Dividend Increase Occurred Dividend Payment Trend

Q1 2002 Q3 2002 Q1 2003 Q3 2003 Q1 2004 Q3 2004 Q1 2005 Q3 2005 Q1 2006 Q3 2006 Q1 2007 Q3 2007 Q1 2008

Consolidated Earnings

$1.75 $1.35-$1.55 $1.55 $1.46

$1.35

$1.15 $0.92 $0.95 $0.72 $0.72 $0.75

$0.55 $0.35 $0.15

-$ 0.05

2004 2005 2006 2007 2008 Guidance

2008 Earnings Guidance

Consolidated $1.35-$1.55 Avista Utilities $1.20-$1.40 Advantage IQ $0.10-$0.12 Other $(0.03)-$0.00

In Summary …

? 2007 was a transition year and we expect significant improvement in 2008

? Washington General Rate Case settled – rates effective January 1, 2008

? Significant capital spend

? Continued growth at Advantage IQ

?? 273 million of 9.75% notes will be refinanced by June 2008

? Room to increase dividend

This presentation contains forward-looking statements, including statements regarding our current expectations for future financial performance and cash flows, capital expenditures, our current plans or objectives for future operations, future hydroelectric generation projections and other factors, which may affect the company in the future. Such statements are subject to a variety of risks, uncertainties and other factors, most of which are beyond our control and many of which could have significant impact on our operations, results of operations, financial condition or cash flows and could cause actual results to differ materially from those anticipated in such statements.

The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: weather conditions, including the effect of precipitation and temperatures on the availability of hydroelectric resources and the effect of temperatures on customer demand; changes in wholesale energy prices that can affect, among other things, cash needed to purchase electricity, natural gas for our retail customers and natural gas fuel for electric generation, and the value of surplus energy sold, as well as the market value of derivative assets and liabilities; volatility and illiquidity in wholesale energy markets, including the availability and prices of purchased energy and demand for energy sales; the effect of state and federal regulatory decisions affecting our ability to recover costs and/or earn a reasonable return including, but not limited to, the disallowance of costs that we have deferred; the potential effects of any legislation or administrative rulemaking, including the possible adoption of national or state laws requiring resources to meet certain standards and placing restrictions on greenhouse gas emissions to mitigate concerns over global warming; the outcome of pending regulatory and legal proceedings arising out of the “western energy crisis” of 2000 and 2001, and including possible retroactive price caps and resulting refunds; the outcome of legal proceedings and other contingencies; changes in, and compliance with, environmental and endangered species laws, regulations, decisions and policies, including present and potential environmental remediation costs; wholesale and retail competition including, but not limited to, electric retail wheeling and transmission costs; the ability to relicense and maintain licenses for our hydroelectric generating facilities at cost-effective levels with reasonable terms and conditions; unplanned outages at any of our generating facilities or the inability of facilities to operate as intended; unanticipated delays or changes in construction costs, as well as our ability to obtain required operating permits for present or prospective facilities; natural disasters that can disrupt energy production or delivery, as well as the availability and costs of materials and supplies and support services; blackouts or disruptions of interconnected transmission systems; the potential for future terrorist attacks or other malicious acts, particularly with respect to our utility assets; changes in the long-term climate of the Pacific Northwest, which can affect, among other things, customer demand patterns and the volume and timing of streamflows to our hydroelectric resources; changes in future economic conditions in our service territory and the United States in general, including inflation or deflation; changes in industrial, commercial and residential growth and demographic patterns in our service territory; the loss of significant customers and/or suppliers; default or nonperformance on the part of any parties from which we purchase and/or sell capacity or energy; deterioration in the creditworthiness of our customers and counterparties; our ability to obtain financing through the issuance of debt and/or equity securities, which can be affected by various factors including our credit ratings, interest rates and other capital market conditions; the effect of any change in our credit ratings; changes in actuarial assumptions, the interest rate environment and the actual return on plan assets for our pension plan, which can affect future funding obligations, costs and pension plan liabilities; increasing health care costs and the resulting effect on health insurance provided to our employees and retirees; increasing costs of insurance, changes in coverage terms and our ability to obtain insurance; employee issues, including changes in collective bargaining unit agreements, strikes, work stoppages or the loss of key executives, as well as our ability to recruit and retain employees; the potential effects of negative publicity regarding business practices, whether true or not, which could result in, among other things, costly litigation and a decline in our common stock price; changes in technologies, possibly making some of the current technology obsolete; changes in tax rates and/or policies; and changes in our strategic business plans, which may be affected by any or all of the foregoing, including the entry into new businesses and/or the exit from existing businesses.

For a further discussion of these factors and other important factors, please refer to the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2007. The forward-looking statements contained in this news release speak only as of the date hereof. The company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the company’s business or the extent to which any such factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

Securities ratings are not recommendations to buy, sell or hold securities. The ratings are subject to change or withdrawal at any time by the respective credit rating agencies. Each credit rating should be evaluated independently of any other ratings.

Avista corp.